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                                            EXHIBIT (10) (iii) 16


             Amendment to the Savings Incentive Plan
        of the Central Hudson Gas & Electric Corporation


          WHEREAS, Central Hudson Gas & Electric Corporation ("Corporation") has adopted, effective as of January 1, 1984, a Savings Incentive Plan which has been amended from time to time, and as last amended by instrument, dated December 17, 1993, said Plan is hereinafter called the "Plan," and

          WHEREAS, the Board of Directors of the Corporation approved a resolution at their meeting on December 17, 1993 which authorized the further amendment of the Plan to comply with certain changes in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, effective by the Omnibus Budget Reconciliation Act of 1993; and

          WHEREAS, by instrument, dated December 17, 1993, the Plan was so amended; and

          WHEREAS, the Internal Revenue Service by Rev.
Proc. 94-13, I.R.B. 1994-3, January 18, 1994, subsequently issued a Model Amendment for compliance with such changes; and

          WHEREAS, it is proposed to rescind the December 17, 1993 amendment to the Plan and adopt said Model Amendment;

          NOW, THEREFORE, the Plan is hereby further amended, effective January 1, 1994 as follows (all other terms and provisions of the Plan being hereby ratified, confirmed and approved), except that such amendment shall not be effective for Members of the Plan who are covered under a collective bargaining agreement until June 30, 1994:

          1. The Plan Amendment, dated December 17, 1993, is hereby rescinded, thereby restoring Plan Section 1.12 in its form prior to January 1, 1994.

          2.   A new Article 15 is added to the Plan, effective
January 1, 1994, to read as follows:



                           "ARTICLE 15

          Omnibus Budget Reconciliation Act of 1933 ("OBRA-93")
          Amendment.





               In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA'93 annual compensation limit. The OBRA'93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code.
          The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

               For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA'93 annual compensation limit set forth in this provision.

               If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan year, the compensation for that prior determination period is subject to the OBRA'93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan year beginning on or after January 1, 1994, the OBRA'93 annual compensation limit is $150,000."


          IN WITNESS WHEREOF, the undersigned Chairman of the Board and Chief Executive Officer of Central Hudson Gas & Electric Corporation has signed this instrument this 3rd day of March, 1994 as duly authorized by resolution of the Board of Directors.




                                       John E. Mack III
                                 Chairman of the Board and
                                  Chief Executive Officer


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